Coopers
& Lybrand

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Directors of Scudder State Tax Free Trust:

We consent to the inclusion in Post-Effective Amendment No. 21 to the Registration Statement of Scudder State Tax Free Trust on Form N-1A of our reports dated May 19, 1997, May 19, 1997, May 15, 1997 and May 12, 1997 on our audits of the Statement of Assets and Liabilities of the Scudder New York Tax Free Fund, Scudder New York Tax Free Money Fund, Scudder Ohio Tax Free Fund and Scudder Pennsylvania Tax Free Fund, respectively, which reports are included in the Annual Report to Shareholders for the period ended March 31, 1997 which is included in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts".


                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   COOPERS & LYBRAND L.L.P.
May 30, 1997